SECURITIES EXCHANGE AGREEMENT

This Securities Exchange Agreement (this “Agreement”) is dated as of August 23, 2011 by and between American Scientific Resources, Incorporated, a Nevada corporation (the “Company”), and Granite Financial Group, LLC (“Holder”).

WHEREAS, the Holder currently holds a 12% Secured Promissory Note issued by the Company on October 12, 2010 in the principal amount of $100,000 (the “October Note”), and a 12% Secured Promissory Note issued by the Company on November 5, 2010 in the principal amount of $60,000 (the “November Note” and collectively with the October Note, the “Notes”), which have accrued interest in the aggregate amount of $14,900, resulting in an aggregate outstanding amount of an aggregate of $174,900 as of the date of this Agreement (the “Aggregate Outstanding Amount”); and

WHEREAS, subject to the terms and conditions set forth in this Agreement and pursuant to Sections 3(a)(9) of the Securities Act (as defined below), the Company desires to issue Debentures (as defined below) and the shares of the Company’s Common Stock (as defined below) into which the Debentures are convertible, and the Holder desires to accept the Debentures in exchange for the Notes (the “Exchange”), as more fully described in this Agreement.

NOW, THEREFORE, IN CONSIDERATION of the mutual covenants contained in this Agreement, and for other good and valuable consideration, the receipt and adequacy of which are hereby acknowledged, the Company and the Holder hereby agree as follows:

ARTICLE I.
DEFINITIONS

1.1           Definitions.  In addition to the terms defined elsewhere in this Agreement, the following terms have the meanings set forth in this Section 1.1:

“Affiliate” means any Person that, directly or indirectly, through one or more intermediaries, controls or is controlled by or is under common control with a Person, as such terms are used in and construed under Rule 405 promulgated under the Securities Act;

“Board of Directors” means the board of directors of the Company;

“Business Day” means any day except any Saturday, any Sunday, any day which is a federal legal holiday in the United States or any day on which banking institutions in the State of New York are authorized or required by law or other governmental action to close;

“Closing” means the consummation of the exchange of the Notes for the Debentures pursuant to Section 2.1 hereof;

“Closing Date” means the Trading Day on which this Agreement has been executed and delivered by the applicable parties hereto, and all conditions precedent to (i) the Holder’s obligations to proceed with the Closing and (ii) the Company’s obligations to deliver the Debentures, in each case, have been satisfied or waived;

“Commission” means the United States Securities and Exchange Commission;

“Common Stock” means the common stock of the Company, par value $0.0001 per share, and any other class of securities into which such Common Stock may hereafter be reclassified or changed;

“Common Stock Equivalents” means any securities of the Company or any subsidiaries of the Company which would entitle the holder thereof to acquire at any time Common Stock, including, without limitation, any debt, preferred stock, rights, options, warrants or other instrument that is at any time convertible into or exercisable or exchangeable for, or otherwise entitles the holder thereof to receive, Common Stock

“Conversion Price” means $.02 per share.

“Debentures” shall mean the convertible debentures in the form of Exhibit A attached hereto;

“Exchange Act” means the Securities Exchange Act of 1934, as amended, and the rules and regulations promulgated thereunder;

“Liens” means a lien, charge, security interest, encumbrance, right of first refusal, preemptive right or other restriction;

“Material Adverse Effect” shall have the meaning assigned to such term in Section 3.1(b) hereof;

“Person” means an individual or corporation, partnership, trust, incorporated or unincorporated association, joint venture, limited liability company, joint stock company, government (or an agency or subdivision thereof) or other entity of any kind;

“Proceeding” means an action, claim, suit, investigation or proceeding (including, without limitation, an informal investigation or partial proceeding, such as a deposition), whether commenced or threatened;

“Rule 144” means Rule 144 promulgated by the Commission pursuant to the Securities Act, as such Rule may be amended from time to time, or any similar rule or regulation hereafter adopted by the Commission having substantially the same effect as such Rule;

“Securities Act” means the Securities Act of 1933, as amended, and the rules and regulations promulgated thereunder;

“Trading Day” means a day on which the principal Trading Market is open for trading; and

“Trading Market” means any of the following markets or exchanges on which the Common Stock is listed or quoted for trading on the date in question: the NYSE AMEX, the Nasdaq Capital Market, the Nasdaq Global Market, the Nasdaq Global Select Market, the NYSE Euronext or the OTC Bulletin Board (or any successors to any of the foregoing).

ARTICLE II.
EXCHANGE

2.1           Closing.  On the Closing Date, upon the terms and subject to the conditions set forth herein, concurrent with the execution and delivery of this Agreement by the parties hereto, the Company shall issue to the Holder in exchange for the Notes, Debentures as determined in accordance with Section 2.2(a) hereof.  Upon satisfaction of the covenants and conditions set forth in Sections 2.2 and 2.3 hereof, the Closing shall occur at such location as the parties hereto shall mutually agree.

2.2	Deliveries.

(a)           On or prior to the Closing Date, the Company shall deliver or cause to be delivered to the Holder the following:

(i)	this Agreement duly executed by the Company; and

(ii)           a Debenture with a principal amount equal to the Aggregate Outstanding Amount.

(b)           On or prior to the Closing Date, the Holder shall deliver or cause to be delivered to the Company the following:

(i)	this Agreement duly executed by the Holder; and

(ii)	the original Notes.

2.3	Closing Conditions.

(a)           The obligations of the Company hereunder in connection with the Closing are subject to the following conditions being met:

(i)           the accuracy in all material respects when made and on the Closing Date of the representations and warranties of the Holder contained herein (unless expressly stated herein as of a specific date);

(ii)           all obligations, covenants and agreements of the Holder required to be performed at or prior to the Closing Date shall have been performed; and

(iii)           the delivery by the Holder of the items set forth in Section 2.2(b) of this Agreement.

(b)           The obligations of the Holder hereunder in connection with the Closing are subject to the following conditions being met:

(i)           the accuracy in all material respects when made and on the Closing Date of the representations and warranties of the Company contained herein (unless expressly stated herein as of a specific date);

(ii)           all obligations, covenants and agreements of the Company required to be performed at or prior to the Closing Date shall have been performed; and

(iii)           the delivery by the Company of the items set forth in Section 2.2(a) of this Agreement.

ARTICLE III.
REPRESENTATIONS AND WARRANTIES

3.1           Representations and Warranties of the Company.  The Company hereby makes the following representations and warranties to the Holder:

(a)           Authorization; Enforcement.  The Company has the requisite corporate power and authority to enter into and to consummate the transactions contemplated by this Agreement and to otherwise carry out its obligations hereunder.  The execution and delivery of this Agreement by the Company and the consummation by it of the transactions contemplated hereby have been duly authorized by all necessary action on the part of the Company and no further action is required by the Company, the Board of Directors or the Company’s stockholders in connection herewith.  This Agreement has been duly executed by the Company and, when delivered in accordance with the terms hereof and upon receipt of the Holder’s signature page to this Agreement, will constitute the valid and binding obligation of the Company, enforceable against the Company in accordance with its terms, except: (i) as limited by general equitable principles and applicable bankruptcy, insolvency, reorganization, moratorium and other laws of general application affecting enforcement of creditors’ rights generally, (ii) as limited by laws relating to the availability of specific performance, injunctive relief or other equitable remedies and (iii) insofar as indemnification and contribution provisions may be limited by applicable law.

(b)           Issuance of the Debentures.  The Debentures are duly authorized and, when issued and paid for in accordance with this Agreement, will be duly and validly issued, fully paid and nonassessable, free and clear of all Liens imposed by the Company other than restrictions on transfer provided for in this Agreement.  The Company has reserved from its duly authorized capital stock an adequate number of shares of Common Stock for issuance upon conversion of the Debentures.

(c)           Holding Period for the Debentures. Pursuant to Rule 144, the holding period of the shares of Common Stock underlying the Debentures shall tack back to November 5, 2010, the latest original issue date of the Notes.  The Company agrees not to take a position contrary to this Section 3.1(c).  The Company agrees to take all actions, including, without limitation, the issuance by its legal counsel of any necessary legal opinions, necessary to issue to the shares underlying the Debentures without restriction and not containing any restrictive legend without the need for any action by the Holder; provided such action is permitted by applicable law.

(d)           General Solicitation.  The Company has not undertaken any advertisement, article, notice or other communication regarding the exchange of Notes into Debentures or otherwise published in any newspaper, magazine or similar media or broadcast over television or radio or presented at any seminar or any other general solicitation or general advertisement, regarding the exchange of the Notes for the Debentures.

3.2           Representations and Warranties of the Holder.  The Holder hereby represents and warrants as of the date hereof and as of the Closing Date to the Company as follows:

(a)           Organization; Authority.  The Holder has the requisite corporate power and authority to enter into and to consummate the transactions contemplated by this Agreement and to otherwise carry out its obligations hereunder.  The execution and delivery of this Agreement and performance by the Holder of the transactions contemplated this Agreement have been duly authorized by all necessary corporate, partnership, limited liability company or similar action, as applicable, on the part of the Holder and no further action is required by the Holder, its governing body or the holder of its equity interests, as applicable, in connection herewith.  This Agreement has been duly executed by the Holder, and when delivered by the Holder in accordance with the terms hereof, will constitute the valid and legally binding obligation of the Holder, enforceable against it in accordance with its terms, except: (i) as limited by general equitable principles and applicable bankruptcy, insolvency, reorganization, moratorium and other laws of general application affecting enforcement of creditors’ rights generally, (ii) as limited by laws relating to the availability of specific performance, injunctive relief or other equitable remedies and (iii) insofar as indemnification and contribution provisions may be limited by applicable law.

(b)           No Conflicts.  The execution, delivery and performance of this Agreement by the Holder and the consummation by the Holder of the  transactions  contemplated  herein do not and will not (i) conflict with or violate any provision of the Holder’s charter or other organizational documents or (ii) conflict with or result in a violation of any law, rule, regulation, order, judgment, injunction decree or other restriction of any court or governmental authority to which the Holder is subject (including federal and state securities laws and regulations), or by which any property or asset of the Holder is bound or affected.

(c)           Filings, Consents and Approvals.  The Holder is not required to obtain any approval, consent, waiver, authorization or order of, give any notice to, or make any filing, qualification or registration with, any court or other federal, state, local, foreign or other governmental authority or other Person in connection with the execution, delivery and performance by the Holder of this Agreement or the Debenture.

(d)           General Solicitation.  The Holder is not exchanging Notes for the Debentures as a result of any advertisement, article, notice or other communication regarding the Debentures published in any newspaper, magazine or similar media or broadcast over television or radio or presented at any seminar or any other general solicitation or general advertisement.

ARTICLE IV.
OTHER AGREEMENTS OF THE PARTIES

4.1           Transfer Restrictions.  Subject to Rule 144, the stock certificates evidencing the shares of Common Stock underlying the Debentures shall not contain any legend and shall be delivered electronically to the Depository Trust Company (“DTC”) account of the Holder.  Nothing herein shall limit such Holder’s right to pursue actual damages for the Company’s failure to deliver certificates representing such shares without a legend, and the Holder shall have the right to pursue all remedies available to it at law or in equity including, without limitation, a decree of specific performance and/or injunctive relief.

4.2           Termination of Pledge.  That certain Pledge and Guarantee Agreement, dated as of October 12, 2010, made by Jason Roth to Holder, is hereby terminated and no longer of any force or effect.

4.3           Confirmation of Conversion/Exercise Prices and Waiver of Dilution Adjustment.  The parties hereto hereby confirm to the other that, other than the conversion price of the Debentures, which shall be $0.02, subject to adjustment thereunder, all other Common Stock Equivalents issued by the Company to the Holder, Daniel Schreiber SEP IRA or any of their respective Affiliates, shall convert or be exercisable at a price of $0.10, subject to adjustment therein, as applicable.  Accordingly, the Holder waives any further adjustment to such conversion or exercise prices solely and directly as a result of the issuance of the Debentures hereunder.  Any subsequent issuances or adjustments to other outstanding securities of the Company (including adjustments to other securities that are caused by the issuance of the Debentures) shall result in an adjustment to the Holder’s securities pursuant to the anti-dilution terms thereunder and shall not be deemed waived hereunder.

ARTICLE V.
MISCELLANEOUS

5.1           Termination.  This Agreement may be terminated by any Holder as to the Holder’s obligations hereunder only and without any effect whatsoever on the obligations between the Company and the other Holder, by written notice to the other parties, if the Closing has not been consummated on or before August 23, 2011; provided, however, that such termination will not affect the right of any party hereto to sue for any breach by the other party (or parties).

5.2           Fees and Expenses.  Each party hereto shall pay the fees and expenses of its advisers, counsel, accountants and other experts, if any, and all other expenses incurred by such party incident to the negotiation, preparation, execution, delivery and performance of this Agreement.  The Company shall pay all transfer agent fees, stamp taxes and other taxes and duties levied in connection with the delivery of any shares of Common Stock underlying the Debentures to the Holder.

5.3           Entire Agreement.  This Agreement and the Debenture contain the entire understanding of the parties hereto with respect to the subject matter hereof and supersede all prior agreements and understandings, oral or written, with respect to such matters, which the parties hereto acknowledge have been merged into such documents, exhibits and schedules.

5.4           Notices.  Any and all notices or other communications or deliveries required or permitted to be provided hereunder shall be in writing and shall be deemed given and effective on the earliest of: (a) the date of transmission, if such notice or communication is delivered via facsimile at the facsimile number set forth on the signature pages attached hereto prior to 5:30 p.m. (New York City time) on a Trading Day, and confirmation of transmission shall have been received, (b) the next Trading Day after the date of transmission, if such notice or communication is delivered via facsimile at the facsimile number set forth on the signature pages attached hereto on a day that is not a Trading Day or later than 5:30 p.m. (New York City time) on any Trading Day, and confirmation of transmission shall have been received, (c) the second (2nd) Trading Day following the date of mailing, if sent by U.S. nationally recognized overnight courier service or (d) upon actual receipt by the party to whom such notice is required to be given if delivered by hand or by registered or certified mail, return receipt requested.  The address for such notices and communications shall be as set forth on the signature pages attached hereto.

5.5           Amendments; Waivers.  No provision of this Agreement may be waived, modified, supplemented or amended except in a written instrument signed by the Company and the Holder.  No waiver of any default with respect to any provision, condition or requirement of this Agreement shall be deemed to be a continuing waiver in the future or a waiver of any subsequent default or a waiver of any other provision, condition or requirement hereof, nor shall any delay or omission of any party hereto to exercise any right hereunder in any manner impair the exercise of any such right.

5.6           Headings.  The headings herein are for convenience only, do not constitute a part of this Agreement and shall not be deemed to limit or affect any of the provisions hereof.

5.7           Successors and Assigns.  This Agreement shall be binding upon and inure to the benefit of the parties hereto and their successors and permitted assigns.  The Company may not assign this Agreement or any rights or obligations hereunder without the prior written consent of the Holder (other than by merger).  The Holder may assign any or all of its rights under this Agreement to any Person to whom the Holder assigns or transfers any shares underlying the Debentures, provided that such transferee agrees in writing to be bound, with respect to the transferred shares underlying the Debentures, by the provisions of this Agreement that apply to the Holder.”

5.8           Governing Law.  All questions concerning the construction, validity, enforcement and interpretation of this Agreement shall be governed by and construed and enforced in accordance with the internal laws of the State of New York, without regard to the principles of conflicts of law thereof.  Each party hereto agrees that all legal proceedings concerning the interpretations, enforcement and defense of the transactions contemplated by this Agreement (whether brought against a party hereto or its respective affiliates, directors, officers, shareholders, employees or agents) shall be commenced exclusively in the state and federal courts sitting in the City of New York.  Each party hereto hereby irrevocably submits to the exclusive jurisdiction of the state and federal courts sitting in the City of New York, borough of Manhattan for the adjudication of any dispute hereunder or in connection herewith or with any transaction contemplated hereby or discussed herein (including with respect to the enforcement of this Agreement), and hereby irrevocably waives, and agrees not to assert in any suit, action or proceeding, any claim that it is not personally subject to the jurisdiction of, any such court, that such suit, action or proceeding is improper or is an  inconvenient venue for such proceeding.  Each party hereto hereby irrevocably waives personal service of process and consents to process being served in any such suit, action or proceeding by mailing a copy thereof via registered or certified mail or overnight delivery (with evidence of delivery) to such party at the address in effect for notices to it under this Agreement, and agrees that such service shall constitute good and sufficient service of process and notice thereof.  Nothing contained herein shall be deemed to limit in any way any right to serve process in any other manner permitted by law.  If either party hereto shall commence an action or proceeding to enforce any provisions of this Agreement, then, in addition to the obligations of the Company under Section 4.10, the prevailing party in such action or proceeding shall be reimbursed by the other party for its reasonable attorneys’ fees and other costs and expenses incurred with the investigation, preparation and prosecution of such action or proceeding.

5.9           Survival.  The representations and warranties contained herein shall survive the Closing and the delivery of the Debentures.

5.10           Execution.  This Agreement may be executed in two or more counterparts, all of which when taken together shall be considered one and the same agreement and shall become effective when counterparts have been signed by each party hereto and delivered to the other party, it being understood that both parties need not sign the same counterpart.  In the event that any signature is delivered by facsimile transmission or by e-mail delivery of a “.pdf” format data file, such signature shall create a valid and binding obligation of the party executing (or on whose behalf such signature is executed) with the same force and effect as if such facsimile or “.pdf” signature page were an original thereof.

5.11           Severability.  If any term, provision, covenant or restriction of this Agreement is held by a court of competent jurisdiction to be invalid, illegal, void or unenforceable, the remainder of the terms, provisions, covenants and restrictions set forth herein shall remain in full force and effect and shall in no way be affected, impaired or invalidated, and the parties hereto shall use their commercially reasonable efforts to find and employ an alternative means to achieve the same or substantially the same result as that contemplated by such term, provision, covenant or restriction. It is hereby stipulated and declared to be the intention of the parties that they would have executed the remaining terms, provisions, covenants and restrictions without including any of such that may be hereafter declared invalid, illegal, void or unenforceable.

5.12           Replacement of Debentures.  If any certificate or instrument evidencing any Debentures is mutilated, lost, stolen or destroyed, the Company shall issue or cause to be issued in exchange and substitution for and upon cancellation thereof (in the case of mutilation), or in lieu of and substitution therefor, a new certificate or instrument, but only upon receipt of evidence reasonably satisfactory to the Company of such loss, theft or destruction.  The applicant for a new certificate or instrument under such circumstances shall also pay any reasonable third-party costs (including customary indemnity) associated with the issuance of such replacement Debentures.

5.13           Saturdays, Sundays, Holidays, etc.  If the last or appointed day for the taking of any action or the expiration of any right required or granted herein shall not be a Business Day, then such action may be taken or such right may be exercised on the next succeeding Business Day.

5.14           Construction. The parties hereto agree that each of them and/or their respective counsel has reviewed and had an opportunity to revise this Agreement and, therefore, the normal rule of construction to the effect that any ambiguities are to be resolved against the drafting party shall not be employed in the interpretation of this Agreement or any amendments hereto. In addition, each and every reference to share prices and shares of Common Stock in this Agreement shall be subject to adjustment for reverse and forward stock splits, stock dividends, stock combinations and other similar transactions that occur after the date of this Agreement.

5.15           WAIVER OF JURY TRIAL.  IN ANY ACTION, SUIT, OR PROCEEDING IN ANY JURISDICTION BROUGHT BY ANY PARTY HERETO AGAINST ANY OTHER PARTY, THE PARTIES HERETO EACH KNOWINGLY AND INTENTIONALLY, TO THE GREATEST EXTENT PERMITTED BY APPLICABLE LAW, HEREBY ABSOLUTELY, UNCONDITIONALLY, IRREVOCABLY AND EXPRESSLY WAIVES FOREVER TRIAL BY JURY.

(Signature Pages Follow)

IN WITNESS WHEREOF, the parties hereto have caused this Securities Exchange Agreement to be duly executed by their respective authorized signatories as of the date first indicated above.

AMERICAN SCIENTIFIC RESOURCES, INCORPORATED		Address for Notice: 125 NW 11th Street Boca Raton, FL 33432
By:	/s/ Christopher F. Tirotta	Fax: 954-665-2820
Name: Christopher F. Tirotta, MD, MBA Title: CEO/Chairman
With a copy to (which shall not constitute notice): Lucosky Brookman LLP 33 Wood Avenue South, 6th Floor Iselin, NJ 08830 Attn: Joseph Lucosky, Esq. Fax: (732) 395-4401

[REMAINDER OF PAGE INTENTIONALLY LEFT BLANK
SIGNATURE PAGE FOR THE HOLDER FOLLOWS]

[HOLDER SIGNATURE PAGE TO SECURITIES EXCHANGE AGREEMENT]

IN WITNESS WHEREOF, the undersigned has caused this Securities Exchange Agreement to be duly executed by their respective authorized signatories as of the date first indicated above.

Name of Holder: Granite Financial Group, LLC
Signature of Authorized Signatory of Holder: /s/ Daniel J. Schreiber
Name of Authorized Signatory:  Daniel J. Schreiber
Title of Authorized Signatory: Chief Executive Officer/President

EXHIBIT A

See attached.